SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 15, 2006

STATION CASINOS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada		89102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 367-2411

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 15, 2006, Station Casinos, Inc. (the “Company”) completed an underwritten offering of $400 million aggregate principal amount of 7.75% Senior Notes due 2016 (the “Notes”) under the Company’s registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on June 12, 2006 (File No. 333-134936). In connection with the closing of the offering of the Notes, the Company received approximately $396,000,000 in proceeds, before expenses, for the sale of the Notes.

The terms and conditions of the Notes and related matters are set forth in the First Supplemental Indenture, dated as of August 15, 2006, between the Company, as issuer, and Law Debenture Trust Company of New York, as trustee (the “Supplemental Indenture”). The Supplemental Indenture supplements the base indenture with respect to the Notes, entered into between the Company, as issuer, and Law Debenture Trust Company of New York, as trustee, dated as of August 1, 2006. The Notes are general unsecured obligations of the Company and will mature on August 15, 2016, with interest payable semiannually on February 15 and August 15, beginning on February 15, 2007. Annual interest on the Notes will be equal to 7.75%.

Copies of the Supplemental Indenture and the form of the Note are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture with respect to the 7.75% Senior Notes, dated as of August 15, 2006, between the Company, as issuer, and Law Debenture Trust Company of New York, as trustee.

4.2	Form of 7.75% Senior Note due 2016.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: August 16, 2006	By:	/s/ Glenn C. Christenson
Glenn C. Christenson Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

4.1	First Supplemental Indenture with respect to the 7.75% Senior Notes, dated as of August 15, 2006, between the Company, as issuer, and Law Debenture Trust Company of New York, as trustee.

4.2	Form of 7.75% Senior Note due 2016.